As filed with the Securities and Exchange Commission on March 12, 1996


                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                         INTERNATIONAL PAPER COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              NEW YORK               13-0872805
                      (STATE OF INCORPORATION)    (I.R.S. EMPLOYER
                                                  IDENTIFICATION NO.)

                         TWO MANHATTANVILLE ROAD
                         PURCHASE, NEW YORK  10577
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

          FEDERAL PAPER BOARD COMPANY RETIREMENT SAVINGS PLAN FOR
                          SALARIED EMPLOYEES

          FEDERAL PAPER BOARD COMPANY RETIREMENT SAVINGS PLAN FOR
                       NON-UNION HOURLY EMPLOYEES

                            JAMES W. GUEDRY, ESQ.
                        VICE PRESIDENT AND SECRETARY
                        INTERNATIONAL PAPER COMPANY
                          TWO MANHATTANVILLE ROAD
                        PURCHASE, NEW YORK  10577
                              (914) 397-1500
          (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       CALCULATION OF REGISTRATION FEE

                                  Proposed   Proposed
                                  Maximum    Maximum
           Title of   Amount      Offering   Aggregate
           Securities to be       Price Per  Offering    Amount of
           to be      Registered   Share      Price(2)    Registrat-
           Registered             (1)(2)                  ion Fee(3)


           Common     250,000     $36.5625   $9,140,625  $3,151.94
           Stock,     shares(4)
           par value
           $1.00 per
           share

               1. Estimated pursuant to Rule 457(c) and (h), on the basis of the average of the high and low prices of the Registrant's Common Stock as quoted on the New York Stock Exchange Composite Tape on March 6 , 1996, a date within five business days prior to the date of filing of this registration statement.

               2.   Estimated in accordance with Rule 457(c) and
                    (h) solely for purposes of calculating the registration fee.

               3. The registration fee has been calculated pursuant to Section 6(b) of the Securities Act of 1933.

               4. Each share of the Registrant's Common Stock being registered hereby initially includes an associated Common Share Purchase Right of Registrant. Prior to the occurrence of certain events, such Common Share Purchase Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 5.   Incorporation of Certain Documents By Reference

               The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, International Paper Company, a New York corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference.

               1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994;

               2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and Form 10-Q for the quarter ended September 30, 1995, as amended by Form
                    10-Q/A filed on November 16, 1993;

               3. The Registrant's Current Reports on Form 8-K filed January 10, 1995, March 6, 1995,
                    April 11, 1995, April 21, 1995, July 11, 1995,
                    August 30, 1995, November 13, 1995, December 5, 1995, February 2, 1996, February 15, 1996 and March 8, 1996;

               4. The Registrant's registration statement on Form 8-A, dated April 17, 1987, as amended
                    December 14, 1989 (relating to the Rights (as defined therein)), and the related Current Report on Form 8-K, filed April 17, 1987; and

               5. The description of the Registrant's capital stock which is contained in the Registrant's registration statement on Form 8-A, dated July 20, 1976, as amended.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          ITEM 6.   DESCRIPTION OF SECURITIES

               Not Applicable.

          ITEM 7.   INTERESTS OF NAMED EXPERTS AND COUNSEL

               Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by James W. Guedry, Vice President and Secretary of the Registrant. Mr. Guedry does not own a material or significant amount of the outstanding shares of Common Stock. He participates in the Registrant's Stock Option Plan and in its Salaried Savings Plan, having an interest in a fund under that plan which invests in the Registrant's Common Stock.

          ITEM 8.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 721 of the New York Business Corporation Law ("NYBCL") provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or the officer by a provision contained in this certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he was not legally entitled.

               Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his conduct was unlawful.

               Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of a threatened or pending action which is settled or otherwise disposed of or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

               Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

               Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under
          Section 722 and 723 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

               Section 726 of the NYBCL authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above section, (2) directors and officers in instances in which they may be indemnified by a corporation under such section, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

               Article VII of the Restated Certificate of
          Incorporation of the Registrant provides in part as follows:

               "Each Director of the Corporation shall be indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director of the Corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director, provided that such right of indemnification shall not be deemed exclusive of any other rights to which a Director of the Corporation may be entitled, under any by-law, agreement, vote of stockholders or otherwise."

               Article IX of the By-laws, as amended, of the Registrant provides as follows:

               "The Corporation shall indemnify each Officer or Director who is made, or threatened to be made, a party to any action by reason of the fact that he or she is or was an Officer or Director of the Corporation, or is or was serving at the request of the Corporation in any capacity for the Corporation or any other enterprise, to the fullest extent permitted by applicable law. The Corporation may, so far as permitted by law, enter into an agreement to indemnify and advance expenses to any Officer or Director who is made, or threatened to be made, a party to any such action."

               The Registrant has purchased certain liability insurance for its officers and directors as permitted by
          Section 727 of the NYBCL and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the NYBCL as permitted by Section 721 of the NYBCL.

               Each of the Federal Paper Board Company Savings and Stock Ownership Plan for Salaried Employees and the Federal Paper Board Company Savings and Stock Ownership Plan for Non-Union Hourly Employees (collectively, the "Plans") specifically provides that the Registrant, the Board of Directors, the members of the Management Development and Compensation Committee, and any officer, employee or agent of the Registrant shall not incur any liability individually or on behalf of any other individuals or on behalf of the Registrant for any act or failure to act, made in good faith in relation to the Plans or the funds of the Plans. However, this limitation shall not act to relieve any such individual or the Registrant from a responsibility or liability for any fiduciary responsibility, obligation or duty under
          Part 4, Title I of ERISA. The members of the Management Development and Compensation Committee, the Board of Directors, and the officers, employees and agents of the Registrant shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plans or the funds of the Plans, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plans or the funds of the Plans, except for actions or failures to act made in bad faith. The foregoing indemnification shall be from the funds of the Plans to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Registrant.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          ITEM 9.   EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable

          ITEM 10.  EXHIBITS.

               5.1 Opinion of James W. Guedry, Vice President, and Secretary of the Registrant, regarding the legality of the securities being registered.

               23.1 Consent of Arthur Andersen L.L.P., independent
                    accountant.

               23.2 Consent of James W. Guedry (included in Exhibit
                    5.1).

               24.1 Power of Attorney.

          ITEM 11.  REQUIRED UNDERTAKINGS.

               The undersigned Registrant hereby undertakes:

               (a)(1)       To file, during any period in which
          offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)   To include any prospectus required by
               Section 10(a)(3) of the Securities Act;

                    (ii)   To reflect in the prospectus any
               facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information
               with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on March 12, 1996.

                                      INTERNATIONAL PAPER COMPANY

                                      By:    /S/ JAMES W. GUEDRY
                                          _____________________________
                                                   James W. Guedry
                                                   Secretary

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement No. on Form S-8 has been signed below on March 12, 1996, by the following persons in the capacities indicated.

                         NAME                 TITLE

                     /S/ JOHN A. GEORGES     Chairman of the
                        John A. Georges      Board, Chief
                                             Executive Officer
                                             and Director
                                             (Principal
                                             Executive Officer)

                     /S/  JOHN T. DILLON*    President and Director
                          John T. Dillon

                     /S/ C. WESLEY SMITH*    Executive Vice President
                         C. Wesley Smith     and Director

                     /S/ MARIANNE M. PARRS   Senior Vice
                         Marianne M. Parrs   President and Chief
                                             Financial Officer
                                             (Principal
                                             Financial Officer)

                     /S/ ANDREW R. LESSIN    Controller and Chief
                         Andrew R. Lessin    Accounting Officer
                                             (Principal Accounting
                                             Officer)

                     /S/ WILLARD C. BUTCHER* Director
                         Willard C. Butcher

                     /S/ ROBERT J. EATON*    Director
                         Robert J. Eaton

                     /S/ STANLEY C. GAULT*   Director
                         Stanley C. Gault

                     /S/ THOMAS C. GRAHAM*   Director
                         Thomas C. Graham

                     /S/ ARTHUR G. HANSEN*   Director
                         Arthur G. Hansen

                     /S/ DONALD F. MCHENRY*  Director
                         Donald F. McHenry

                     /S/ PATRICK F. NOONAN*  Director
                         Patrick F. Noonan

                     /S/ JANE C. PFEIFFER*   Director
                         Jane C. Pfeiffer

                   /S/ EDMUND T. PRATT, JR.* Director
                        Edmund T. Pratt, Jr.

                    /S/ CHARLES R. SHOEMATE* Director
                        Charles R. Shoemate

                    /S/ ROGER B. SMITH*      Director
                        Roger B. Smith

           *By    /S/ JAMES W. GUEDRY
                 James W. Guedry, Attorney-in-Fact


          Pursuant to the requirements of the Securities Act of 1933, the trustee of the Federal Paper Board Company Retirement Savings Plan for Salaried Employees and the Federal Paper Board Company Retirement Savings Plan for Non-Union Hourly Employees, have duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania, on March 12, 1996.

                                 VANGUARD FIDUCIARY TRUST COMPANY

                                 By   /s/ R. Gregory Barton

                                      Name: R. Gregory Barton
                                      Title:  Vice President


                              EXHIBIT INDEX

       Exhibit             Description of Exhibit            Page
         No.                                                 No.

         5.1      Opinion of James W. Guedry, Vice
                  President and Secretary of the
                  Registrant, regarding the legality of
                  the securities being registered.

         23.1     Consent of Arthur Andersen L.L.P.,
                  independent accountant.
         23.2     Consent of James W. Guedry (included in
                  Exhibit 5.1).

         24.1     Power of Attorney.


                                                     EXHIBIT 5.1

     International Paper Company
     Two Manhattanville Road
     Purchase New York, 10577

                                      March 12, 1996

     International Paper Company
     Two Manhattanville Road
     Purchase, NY  10577

     Gentlemen:

     The following opinion is furnished by the undersigned in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by International Paper Company, a New York corporation (the "Company") under the Securities Act of 1933, as amended, relating to the issuance of up to 250,00 shares of the Common Stock, par value $1.00 per share and accompanying Common Share Purchase Rights of the Company (the "Shares"), in connection with the Company's wholly-owned subsidiary, Federal Paper Board Company, Inc.'s Retirement Savings Plan for Salaried Employees and Retirement Savings Plan for Hourly Non-Union Employees (the "Plans").

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records and other documents, and have conducted such other investigations of fact and law, as I have deemed necessary or advisable for purposes of this opinion.

     Upon the basis of the foregoing, I am of the opinion that the Shares have been duly authorized and, subject to the Registration Statement becoming effective, when issued in accordance with the terms of the Plans, the Shares will be legally issued, fully paid and nonassessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus forming a part of the Registration Statement.

                                      Very truly yours,

                                      /s/ James W. Guedry
                                      James W. Guedry


                                                           EXHIBIT 23.1

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 9, 1995 in International Paper Company's Form 10-K for the year ended December 31, 1994 and our report dated February 13, 1996 included on Form 8-K filed March 8, 1996 and to all references to our Firm included in that Registration Statement.

                                 ARTHUR ANDERSEN LLP

     New York, New York
     March 12, 1996


                                                       EXHIBIT 24.1

                            POWER OF ATTORNEY

               Know All Men By These Presents, that the undersigned hereby constitutes and appoints JAMES W. GUEDRY, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them on their behalf and in their name, place and stead, in any and all capacities, to sign, execute and affix their seal thereto and file, on behalf of International Paper Company, relating to the registration of common stock to be issued by International Paper Company with respect to the stock option plans and employee benefit plans assumed by International Paper Company pursuant to its acquisition of Federal Paper Board Company, Inc., any and all Form S-8 Registration Statement(s), under the Securities Act of 1933, as amended, together with any and all amendments (including post-effective amendments) to such Form S-8 Registration Statement(s), or on such other form or forms as prescribed by the Securities and Exchange Commission relating to the securities and any and all amendments thereto, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, for all intents and purposes, and that the undersigned hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Executed on the 12th day of March, 1996 by the following persons in the capacities indicated.

     Name                               Title

     /s/ John T. Dillon            President, Chief Operating (John
     T. Dillon)                    Officer and Director

     /s/ C. Wesley Smith           Executive Vice President
     (C. Wesley Smith)             and Director

     /s/ Willard C. Butcher        Director
     (Willard C. Butcher)

     /s/ Robert J. Eaton           Director
     (Robert J. Eaton)

     /s/ Stanley C. Gault          Director
     (Stanley C. Gault)

     /s/ Thomas C. Graham          Director
     (Thomas C. Graham)

     /s/ Arthur G. Hansen          Director
     (Arthur G. Hansen)

     /s/ Donald F. McHenry         Director
     (Donald F. McHenry)

     /s/ Patrick F. Noonan         Director
     (Patrick F. Noonan)

     /s/ Jane C. Pfeiffer          Director
     (Jane C. Pfeiffer)

     /s/ Edmund T. Pratt, Jr.      Director
     (Edmund T. Pratt, Jr.)

     /s/ Charles R. Shoemate       Director
     (Charles R. Shoemate)

     /s/ Roger B. Smith            Director
     (Roger B. Smith)